     As filed with the Securities and Exchange Commission on March 30, 1998
                                                     Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  REVLON, INC.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Delaware
               --------------------------------------------------
                            (State of incorporation)

                                   13-3662955
               --------------------------------------------------
                      (I.R.S. employer identification no.)

                               625 Madison Avenue
                            New York, New York 10022
               --------------------------------------------------
              (Address of principal executive offices) (Zip code)

         Revlon Employees' Savings, Investment and Profit Sharing Plan
               --------------------------------------------------
                            (Full title of the plan)

                           Wade H. Nichols III, Esq.
                                  Revlon, Inc.
                               625 Madison Avenue
                            New York, New York 10022
                                 (212) 527-4000
               --------------------------------------------------
           (Name, address and telephone number, including area code,
                             of agent for service)


                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================

Title of Securities            Amount to be                Proposed Maximum         Proposed Maximum         Amount of
to be Registered               Registered                  Offering Price           Aggregate Offering       Registration
                                                           Per Share (1)(2)         Price(2)                 Fee
==========================================================================================================================
Class A Common Stock,
par value $.01 per share       1,000,000(3)                     $50.25                 $50,250,000              $14,824

==========================================================================================================================


(1) Calculated in accordance with Rules 457 (c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee.

(2)  Estimated solely for the purpose of calculating the registration fee.

(3) This registration statement also relates to such indeterminate number of shares of additional Class A Common Stock as may be issuable as a result of stock splits, stock dividends or similar transactions and, pursuant to Rule 416(c), an indeterminate number of interests in the Revlon Employees' Savings, Investment and Profit Sharing Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in a Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

     The sponsor of the Revlon Employees' Savings, Investment and Profit Sharing Plan is Revlon Consumer Products Corporation, a wholly owned subsidiary of the registrant, Revlon, Inc.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Revlon, Inc., a Delaware corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

         (1) The description of the Class A Common Stock, par value $.01 per share, of the Company (the "Class A Common Stock") contained under the caption "Description of Registrant's Securities to be Registered" in Amendment No. 1 to the Company's Registration Statement on Form 8-A/A-1 dated February 26, 1996, filed pursuant to Section 12(b) of the Exchange Act, as amended; and

         (2) Annual Report on Form 10-K for the fiscal year ended December 31, 1997 of the Company.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the shares of Class A Common Stock to be issued in connection with this Registration Statement will be passed upon by Wade H. Nichols III, Esq., Executive Vice President and General Counsel of the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Set forth below is a description of certain provisions of the Delaware General Corporation Law (the "DGCL"), as well as the Amended and Restated By-Laws of the Company, as such provisions relate to the indemnification of the directors and officers of the Company. This description is intended only as a summary and is qualified in its entirety by reference to the DGCL and the Amended and Restated By-Laws which are incorporated herein by reference.

         Article X of the Amended and Restated By-Laws provides that the Company shall indemnify its officers and directors to the fullest extent permitted by applicable law. Section 145 of the DGCL provides, in general, that each director and officer may be indemnified against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise.

         Furthermore, Article Fifth of the Company's Amended and Restated Certificate of Incorporation eliminates the personal liability of directors to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.
Section 102 of the DGCL permits a Company's certificate of incorporation to contain these provisions. In addition, Article X, Section 8 of the Amended and Restated By-Laws provides that the Company may purchase insurance on behalf of any person who is or was a director or officer of the Company, or who is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of Article X of the Amended and Restated By-Laws.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.           EXHIBITS AND UNDERTAKING.

         3.1 Amended and Restated Certificate of Incorporation of the Company (Incorporated by reference to Exhibit 3.4 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 of the Company).

         3.2 Amended and Restated By-Laws of the Company (Incorporated by reference to Exhibit 3.5 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 of the Company).

         4.1 Revlon Employees' Savings, Investment and Profit Sharing Plan (Incorporated by reference to Exhibit 10.18 to the Annual Report on Form 10-K for the year ended
                  December 31, 1997 of the Company).

         5 Opinion of Wade H. Nichols III, General Counsel of the Company, regarding the legality of the securities being registered.

         23.1 Consent of KPMG Peat Marwick LLP, independent certified public accountants.

         23.2 Consent of Wade H. Nichols III, Esq. (contained in the opinion filed as Exhibit 5 hereto).

         24.1     Powers of Attorney.

         The undersigned registrant hereby undertakes that it will submit or has submitted the Revlon Employees' Savings, Investment and Profit Sharing Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify such plan.

ITEM 9. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 30th day of March, 1998.

                                          REVLON, INC.
                                          (Registrant)


                                           By: /s/ Lawrence E. Kreider
                                               -------------------------------
                                               Lawrence E. Kreider
                                               Senior Vice President and
                                               Controller (Principal Accounting
                                               Officer)




                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



        SIGNATURE                                               TITLE                          DATE




                 *                                Chairman of the Executive               March 30, 1998
------------------------------------              Committee and Director
Ronald O. Perelman


/s/ George Fellows
-----------------------------------               President, Chief Executive               March 30, 1998
George Fellows                                    Officer and Director
                                                  (Principal Executive Officer)


                 *                                Chairman of the Board and                March 30, 1998
------------------------------------              Director
Jerry W. Levin


/s/ Frank Gehrmann
------------------------------------              Executive Vice President and             March 30, 1998
Frank Gehrmann                                    Chief Financial Officer
                                                  (Principal Financial Officer)


/s/ Lawrence E. Kreider
------------------------------------              Senior Vice President and                March 30, 1998
Lawrence E. Kreider                               Controller (Principal
                                                  Accounting Officer)

                 *                                Senior Executive Vice                    March 30, 1998
------------------------------------              President and Director
William J. Fox


                 *                                Director                                 March 30, 1998
------------------------------------
Donald G. Drapkin



                 *                                Director                                 March 30, 1998
------------------------------------
Howard Gittis




                 *                                Director                                  March 30, 1998
------------------------------------
Meyer Feldberg

                                       8


                 *                                Director                                  March 30, 1998
------------------------------------
Morton L. Janklow

                 *                                Director                                  March 30, 1998
------------------------------------
Vernon E. Jordan, Jr.

                 *                                Director                                  March 30, 1998
------------------------------------
Henry A. Kissinger

                 *                                Director                                  March 30, 1998
------------------------------------
Edward J. Landau

                 *                                Director                                  March 30, 1998
------------------------------------
Linda Gosden Robinson

                 *                                Director                                  March 30, 1998
------------------------------------
Terry Semel

                 *                                Director                                  March 30, 1998
------------------------------------
Martha Stewart





         *Robert K. Kretzman, by signing his name hereto, does hereby execute this Registration Statement on Form S-8 on behalf of the directors and officers of the Registrant indicated above by asterisks, pursuant to powers of attorney duly executed by such directors and officers and filed as exhibits to the Registration Statement on Form S-8.



                                            By /s/ Robert K. Kretzman
                                               -------------------------------
                                                  Robert K. Kretzman
                                                  Attorney in Fact

                                 EXHIBIT INDEX


Exhibit No.     Description of Exhibit                                                  Page No.

   3.1      Amended and Restated Certificate of Incorporation of the
            Company (Incorporated by reference to Exhibit 3.4 to the Quarterly Report on Form 10-Q for the quarter ended March 31,
            1996 of the Company).

   3.2 Amended and Restated By-Laws of the Company (Incorporated by reference to Exhibit 3.5 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 of the Company).

   4.1      Revlon Employees' Savings, Investment and Profit Sharing
            Plan (Incorporated by reference to Exhibit 10.18 to the Annual Report on Form 10-K for the year ended December 31, 1997 of the Company).

   5 Opinion of Wade H. Nichols III, General Counsel of the Company, regarding the legality of the securities being registered.

   23.1 Consent of KPMG Peat Marwick LLP, independent certified public accountants.

   23.2 Consent of Wade H. Nichols III, Esq. (contained in the opinion filed as Exhibit 5 hereto).

   24.1     Powers of Attorney.
